Exhibit 2.2

ARTICLES OF CONVERSION

OF

SEVEN HILLS REALTY TRUST

(a Maryland Statutory Trust)

INTO

SEVEN HILLS REALTY TRUST

(a Maryland Real Estate Investment Trust)

THIS IS TO CERTIFY THAT:

FIRST:          Seven Hills Realty Trust, a Maryland statutory trust (“Converting Entity”), whose Certificate of Trust was filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on April 13, 2017, agrees to be converted to a Maryland real estate investment trust.

SECOND:     The Converting Entity will be converted to Seven Hills Realty Trust, a Maryland real estate investment trust (“Converted Entity”).

THIRD:         Pursuant to §12-1002 of the Maryland Statutory Trust Act (“MSTA”), the conversion has been approved in accordance with the provisions of the MSTA and in accordance with the requirements set forth in the Converting Entity’s governing documents.

FOURTH:     The conversion shall become effective at 4:01 p.m., on December 22, 2021 (the “Effective Time”).

FIFTH:          Upon the Effective Time, the Converting Entity shall be converted into the Converted Entity. The Converted Entity shall be the same entity as the Converting Entity and shall continue to possess any and all purposes and powers of the Converting Entity, and all leases, licenses, property, rights, privileges, and powers of whatever nature and description of the Converting Entity shall be continue to be possessed by the Converted Entity, subject to all of the debts and obligations of the Converting Entity. Upon the Effective Time, each common share of beneficial interest, $0.001 par value, of the Converting Entity shall be converted into one (1) common share of beneficial interest, $0.001 par value, of the Converted Entity, without the necessity of any action on the part of the holder.

SIXTH:         The undersigned President of the Converting Entity acknowledges these Articles of Conversion to be the act of the Converting Entity, and further, as to all matters or facts required to be verified under oath, such President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature Page Follows]

IN WITNESS WHEREOF, these Articles of Conversion have been duly executed by the parties this 21st day of December, 2021.

ATTEST:	SEVEN HILLS REALTY TRUST

/s/ G. Douglas Lanois	By:	/s/ Thomas J. Lorenzini_________________________________________________(SEAL)
G. Douglas Lanois, Chief Financial		Thomas J. Lorenzini
Officer and Treasurer		President

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